As filed with the Securities and Exchange Commission on November 6, 2001.
                            Registration No. 1-15261

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                         ______________________________

                        POST-EFFECTIVE AMENDMENT No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ______________________________

                            DIGI LINK TECHNOLOGIES INC
                        (f/k/a IR Operating Corporation)
             (Exact name of registrant as specified in its charter)

   Delaware                                                11-2165149
-------------------------------                         -------------------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization                           Identification No.)

                          75 Lincoln Highway, Route 27,
                                  Second Floor
                                Iselin, NJ 08830
                                 (732) 906-9060
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Digi Link Technologies, Inc.
                     Amended and Restated Stock Option Plan
                              (Full Title of Plan)
                         ______________________________
                            Peter J. Jegou, President
                          75 Lincoln Highway, Route 27
                                  Second Floor
                            Iselin, New Jersey 08830
                                 (732) 906-9060

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ______________________________

                                   Copies to:
                              Nancy Van Sant, Esq.
                                 Martin E. Doyle
                        Sacher, Zelman, Van Sant, et al.
                         1401 Brickell Avenue, Suite 700
                              Miami, Florida 33131

                         CALCULATION OF REGISTRATION FEE


=======================================================================

                 Proposed      Proposed    Proposed
                 Maximum       Maximum     Maximum
Title of         Amount        Offering    Aggregate    Amount of
Securities to    to be         Price Per   Offering     Registration
be Registered(1) Registered    Share(2)    Price(2)     Fee

-----------------------------------------------------------------------

Common Stock,
$.001 par value  30,000,000    $ .05       $1,500,000   $375.00


 (1) This registration statement covers shares of common stock of Digi Link Technologies, Inc. that may be offered or sold pursuant to the Digi Link Technologies, Inc. Amended and Restated Stock Option Plan described herein. This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

 (2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported bid and ask sales prices for the common stock on 10-22-01.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

 * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended and the Introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, including any amendments thereto, which have been or shall be filed by Digi Link Technologies, Inc. with the Securities and Exchange Commission are incorporated herein by reference and shall be deemed to be a part hereof from the date of filing such documents.

 (a) Our Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Commission on April 11, 2001;

 (b) Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001, filed with the Commission, respectively on May 22, 2001 and August 9, 2001, and;

 (c) A description of the Company's common stock contained in the Registration Statement on Form 10-SB, filed August 26, 1999, and amendments on Forms 10-SB/A on June 8 and June 20, 2000, under the Company's previous name, IR Operating Corporation.

     All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this registration statement or by any document that constitutes part of the prospectus relating to the IR Operating Corporation Stock Option Plan that meets the requirements of Section 10(a) of the Securities Act.

Item 4.  Description of Securities.

     Our common stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of securities is omitted.



Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.



Item 6.  Indemnification of Officers and Directors.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides (1) that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; (2) that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; (3) that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and (4) that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, article seventh of our certificate of incorporation, as amended, provides that none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to Digi Link Technologies, Inc., or our stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) under Section 174; or (4) for any transaction from which the director derived an improper personal benefit. We shall, to the fullest extent permitted by Section 145, as amended from time to time, indemnify all persons whom we may indemnify pursuant thereto.


Item 7.  Exemption from Registration Claimed.

     Not Applicable.


Item 8.  Exhibits.

 4.1 IR Operating Corporation 1999 Stock Option Plan (incorporated by reference from Exhibit 10(iii) to Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Commission on March 28,
        2000)

 4.2    Digi Link Technologies, Inc. Amended and Restated Stock Option Plan

 5.1 Opinion of Sacher, Zelman, Van Sant, et al. as to the legality of the securities being registered

 23.1   Consent of Sacher, Zelman, Van Sant, et al. (included in Exhibit 5.1)

 24.1 Power of Attorney (included on the signature page of this registration statement).

Item 9.  Undertakings

 (a)    Digi Link Technologies, Inc. hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
              (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Digi Link Technologies, Inc. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

   (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) Digi Link Technologies, Inc. hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Digi Link Technologies, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Digi Link Technologies, Inc., in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Digi Link Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on November 6, 2001.

              Digi Link Technologies, Inc

              By:/s/ Peter J. Jegou
              ------------------------------------------------------------
                     Peter J. Jegou, President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J. Jegou and Leonard Berg, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Capacity                       Date
--------------------------------------------------------------------------------

/s/Peter J. Jegou                President, Treasurer           November 6, 2001
--------------------------       and Director
   Peter J. Jegou


/s/Leonard Berg                  Director                       November 6, 2001
--------------------------
   Leonard Berg


/s/Richard Margulies             Director                       November 6, 2001
--------------------------
   Richard Margulies

                                   EXHIBIT 4.2



ESO Plan _(date)10/15/01




                          DIGI LINK TECHNOLOGIES, INC.

          (f/k/a I-ROCK INDUSTRIES, INC. AND IR OPERATING CORPORATION)

                   AMENDED AND RESTATED 2001 STOCK OPTION PLAN

     Digi Link Technologies, Inc., formerly known as IR Operating Corporation, ("the Company") hereby amends and restates that certain stock option plan known as the I-Rock Industries, Inc 1999 Stock Option Plan (the "IR Plan"), which plan shall after the effective date hereof be known as the Digi Link Technologies, Inc., Amended and Restated 2001 Stock Option Plan (the "DL Plan" or the "Plan"). The DL Plan provides for the grant to certain employees and others who render services to the Company of options ("Options") to purchase shares of common stock of the Company ("Common Stock").

     1. Purpose: The purpose of the Plan is to provide additional incentive to the officers, employees, and others who render services to the Company, who are responsible for the management and growth of the Company, or otherwise contribute to the conduct and direction of its business, operations and affairs. It is intended that Options granted under the Plan strengthen the desire of such persons to join and remain in the employ of the Company and stimulate their efforts on behalf of the Company.

     2. The Stock: The aggregate number of shares of Common Stock which may be subject to Options shall not exceed 30,000,000. Such shares may be either authorized and unissued shares, or treasury shares. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Plan.

     3. Types of Options. Options granted under the Plan shall be in the form of
(i) incentive stock options ("ISO's"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-statutory options which do not qualify under such Section ("NSO's"), or both, in the discretion of the Board of Directors or any committee appointed by the Board (each, the "Committee"). The status of each Option shall be identified in the Option Agreement.

     4. Eligibility:

        (a) ISO's may be granted to such employees (including officers and directors who are employees) of the Company as the Committee shall select from time to time.

        (b) NSO's may be granted to such employees (including officers and directors) of the Company, and to other persons who render services to the Company, as the Committee shall select from time to time.

        (c) In no event shall the number of shares which are subject to options awarded under the Plan to any one employee (including any options which have been exercised, canceled or expired)exceed 10,000,000.

     5. Option Price.

        (a) The price or prices per share of Common Stock to be sold pursuant to an Option (the "exercise price") shall be such as shall be fixed by the Committee but shall in any case not be less than:

             (i) the Fair Market Value per share for such Common Stock on the date of grant in the case of ISOs granted to other than holders of ten percent or more of the Company's outstanding common stock calculated as of the date of such grant ("a 10% Shareholder as further defined in sub paragraph (b) hereof, and

             (ii) 110% of the Fair Market Value per share for such Common Stock on the date of grant in the case of ISOs granted to a 10% Shareholder, and

             (iii) the Fair Market Value, for such common stock on the date of grant in the case of NSO's.


        (b)  A "10%  Shareholder"  means an individual who within the meaning of
             Section 422(b)(6) of the Code owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation.

     6. Period of Option Vesting.

        (a) The Committee shall determine for each Option the period during which such Option shall be exercisable in whole or in part, provided that no ISO to a 10% Shareholder shall be exercisable more than five years after the date of grant.

        (b) Special Rule for ISO's. The aggregate Fair Market Value (as defined herein) of the stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company, its parent or subsidiary) shall not exceed $100,000, and any excess shall be considered an NSO.

     7. Effect of Termination of Employment.

        (a) The Committee shall determine for each Option the extent, if any, to which such Option shall be exercisable in the event of the termination of the Optionee's employment with, or rendering of other services to, the Company.

        (b) However, any Option which is an ISO shall in all events lapse unless exercised by the Optionee: (i) on or before the 89th day after the date on which employment terminated, if termination was other than by reason of death; or and

             (ii) twelve-months after the death of the Optionee, if employment termination is by reason of death.

        (c) The Committee shall have the right, at any time, and from time to time, with the consent of the Optionee, to modify the lapse date of an Option and to convert an ISO into an NSO to the extent that such modification in lapse date increases the life of the ISO beyond the dates set forth above or beyond dates otherwise permissible for an ISO.

     8. Payment for Shares of Common Stock.

     Upon exercise of an Option, the Optionee shall make full payment of the Option Price in cash, or, with the consent of the Committee and to the extent permitted by it:

        (a) with Common Stock of the Company valued at Fair Market Value on date of exercise, but only if held by the Optionee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company's earnings;

        (b) with a full recourse interest bearing promissory note of the Optionee, secured by a pledge of the shares of Common Stock received upon exercise of such Option, and having such other terms and conditions as determined by the Committee;

        (c) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the Option and promptly to deliver to the Company a portion of the proceeds thereof equal to the exercise price; or

        (d)  any combination of any of the foregoing.

     9. Option Exercises.

     Options shall be exercised by submitting to the Company a signed copy of notice of exercise in a form to be supplied by the Company. The exercise of an Option shall be effective on the date on which the Company receives such notice at its principal corporate offices. The Company may cancel such exercise in the event that payment is not received in full, subject to the other terms of this Plan.

     10. Limited Transferability of Option.

     No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the Optionee may transfer an Option that is not intended to constitute an ISO (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of the "Family" (as defined below) of the Optionee, to or for the benefit of one or more organizations qualifying under Code sec. 501(c) (3) and 170(c) (2) (a "Charitable Organization") or to a trust for the exclusive benefit of the Optionee, one or more members of the Optionee's Family, one or more Charitable Organizations, or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of this Agreement. For this purpose, "Family" shall mean the ancestors, spouse, siblings, spouses of siblings, lineal descendants and spouses of lineal descendants of the Optionee. During the lifetime of an Optionee to whom an ISO is granted, only such Optionee (or, in the event of legal incapacity or incompetence, the Optionee's guardian or legal representative) may exercise the ISO.

     11. Other Plan Terms

        (a) The Committee may grant more than one Option to an individual, and, subject to the requirements of Section 422 of the Code with respect to ISOs, such Option may be in addition to, in tandem with, or in substitution for, Options previously granted under the Plan or of another corporation and assumed by the Company.

        (b) The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan, or otherwise, to be conditioned upon the granting to the employee of a new Option for the same or a different number of shares of Common Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

        (c) Options under the Plan may be granted at any time after the Plan has been approved by the shareholders of the Company. However, no Option shall granted under the Plan after April 4, 2009.

        (d) In the event of a reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any change in the corporate structure or shares of common stock of the Company, pursuant to any of which events the then outstanding shares of the common stock are split up or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to other shares of common stock, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares of Common Stock available under the Plan and any outstanding Option
             (including substitution of shares of common stock of another corporation) and the price of any Option and the fair market value determined under this Plan in such manner as it shall deem equitable in its sole discretion.

        (e) An Optionee or a legal representative thereof shall have none of the rights of a stockholder with respect to shares of Common Stock subject to Options until such shares shall be issued or transferred upon exercise of the Option.

        (f) The Company shall effect the grant of Options under the Plan, in accordance with determinations made by the Committee, by execution of instruments in writing in a form approved by the Committee. Each Option shall contain such terms and conditions (which need not be the same for all Options, whether granted at the time or at different times) as the Committee shall deem to be appropriate and not inconsistent with the provisions of the Plan, and such terms and conditions shall be agreed to in writing by the Optionee.

     12. Certain Definitions.

        (a) Fair Market Value. As used in the Plan, the term "fair market value" shall mean as of any date: (i) if the Common Stock is not traded on any over-the-counter market or on a national securities exchange, the value determined by the Committee using the best available facts and circumstances,

             (ii) if the Common Stock is traded in the over-the-counter market, based on most recent closing prices for the Common Stock on the date the calculation thereof shall be made, or

             (iii) if the Common Stock is listed on a national securities exchange, based on the most recent closing prices for the Common Stock of the Company on such exchange.

        (b) Subsidiary and Parent. The term "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in Sections 424(f) and (e) of the Internal Revenue Code.

     13. Not an Employment Contract.

     Nothing in the Plan or in any Option or stock option agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time.

     14. Withholding Taxes

        (a) Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may, in its sole discretion from time to time, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

        (b) In the case of shares of Common Stock that an Optionee receives pursuant to his exercise of an Option which is an ISO, if such Optionee disposes of such shares of Common Stock within two years from the date of the granting of the ISO or within one year after the transfer of such shares of Common Stock to him, the Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to such Optionee, amounts sufficient to satisfy any withholding tax obligation attributable to such disposition.

        (c) In the case of a disposition described in Section (b), the Optionee shall give written notice to the Company of such disposition within 30 days following the disposition within 30 days following the disposition, which notice shall include such information as the Company may reasonably request to effectuate the provisions hereof.

     15. Agreements and Representations of Optionees:

     As a condition to the exercise of an Option, unless counsel to the Company opines that it is not necessary under the Securities Act of 1933, as amended, and the pertinent rules thereunder, as the same are then in effect, the Optionee shall represent in writing that the shares of Common Stock being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such shares of Common Stock to sell or otherwise dispose of the same.

     16. Administration of the Plan:

        (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options, the times when they shall receive them and the number of shares of Common Stock to be subject to each Option, and other terms relating to the grant of Options. Directors, including those that may be members of the Committee, shall be eligible to receive Options under the Plan.

        (b) Subject to the express provisions of the Plan, the Committee shall have authority to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and, as specified in this Plan, the fair market value of the common stock, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Section 16 shall be conclusive.

        (c) The Committee may, in its sole discretion, and subject to such terms and conditions as it may adopt, accelerate the date or dates on which some or all outstanding Options may be exercised.

        (d) The Committee may require that any Option Shares issued be legended as necessary to comply with applicable federal and state securities laws.

     17. Amendment and Discontinuance of the Plan:

        (a) The Board of Directors of the Company may at any time alter, suspend or terminate the Plan, but no change shall be made which will have a materially adverse effect upon any Option previously granted, unless the consent of the Optionee is obtained; provided, however, that the Board of Directors may not without further approval of the shareholders, (i) increase the maximum number of shares of Common Stock for which Options may be granted under the Plan or which may be purchased by an individual Optionee, (ii) decrease the minimum option price provided in the Plan, or (iii) change the class of persons eligible to receive Options.

        (b) The Company intends that Options designated by the Committee as ISO's shall constitute ISOs under Section 422 of the Code. Should any provision in this Plan for ISO's not be necessary in order to so comply or should any additional provisions be required, the Board of Directors of the Company may amend the Plan accordingly without the necessity of obtaining the approval of the shareholders of the Company.

     18. Other Conditions:

        (a) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, and the Company shall not be required to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options under the Plan, and the right to exercise any such Option may be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

        (b) At the time of any grant or exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making certain representations to the Company and the satisfaction of the Company with the correctness of such representations.

     19. Approval; Effective Date; Governing Law.

     The IRPlan was adopted by the Board of Directors on April 5, 1999, and was concurrently therewith approved by the majority stockholders of the Company. The DG Plan was adopted by the Board of Directors on October 15, 2001 and by the majority stockholder of the Company on October 15, 2001. This Plan shall be interpreted in accordance with the internal laws of the State of Florida.

                                  EXHIBIT 5.1


October 15, 2001


Peter Jegou, President
Digi Link Technologies, Inc.
75 Lincoln Highway
Iselin, New Jersey 08830

Re: Digi Link Technologies, Inc.,-Post Effective Amendment No.1 to Registration Statement on Form S-8 for Issuance of up to 30,000,000 Shares of Common Stock

Gentlemen:

     We have acted as special counsel to Digi Link Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration for issuance of 30,000,000 shares of the Company's common stock, $.001 par value per share (the "Shares"), as described in the Company's Post Effective Amendment No. 1 to its Registration Statement on Form S-8 (the "Amendment") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Shares may hereafter be issued pursuant to the Digi Link Technologies, Inc. Amended and Restated 2001 Stock Option Plan (the "Plan").

     In rendering the opinions expressed herein, we have examined (i) the Company's Certificate of Incorporation and all amendments thereto, (ii) the Company's Bylaws, (iii) the applicable minutes of meetings or consents in lieu of meetings of the Company's board of directors (the "Board") and stockholders, and (iv) such other corporate records and documents, certificates of corporate and public officials and statutes as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, the authenticity of the originals of such photostatic, certified or conformed copies, and compliance both in the past and in the future with the terms of the Plan by the Company and its employees, officers, the Board and any committees appointed to administer the Plan.

     Based upon such examination and in reliance thereon, we are of the opinion that upon the issuance of Shares in accordance with the terms and conditions of the Plan and including the receipt prior to issuance by the Company of the full consideration for the Shares (which consideration shall be at least equal to the par value thereof), the Shares will be validly issued, fully paid and nonassessable shares of Common Stock. This opinion is not rendered with respect to any laws other than the laws of the corporate law of the State of Delaware, and the Federal Securities laws of the United States.

     We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-B.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

     We hereby consent to the use of this opinion as an exhibit to the Amendment and to the references to our firm in the Amendment. Other then as aforesaid this opinion may not be disclosed to, or relied upon, by any third party without our express prior written consent.

Very truly yours,



Sacher, Zelman, Van Sant, Paul, Beiley, Hartman & Waldman, P.A.